Exhibit 99.2

News Release

Allison Transmission and ValueAct Capital Announce Cooperation Agreement

INDIANAPOLIS, December 15, 2014 – Allison Transmission Holdings Inc. (NYSE: ALSN) today announced that it has entered into a cooperation agreement with ValueAct Capital, a $15 billion private investment fund that beneficially owns approximately 10.77 percent of Allison Transmission’s outstanding common stock. ValueAct Capital is the company’s largest shareholder.

“Allison Transmission and ValueAct Capital have engaged in a series of constructive discussions about our business and strategic priorities,” said Lawrence E. Dewey, Chairman, President and CEO of Allison Transmission. “We welcome open dialogue with and input from our shareholders and are pleased to have ValueAct Capital’s support.”

“We believe Allison Transmission is a premier industrial company and have confidence in management’s ability to execute on its stated strategic priorities including earnings and cash flow growth,” said Gregory P. Spivy, a ValueAct Capital Partner. “We look forward to continuing to engage with the management team to further enhance value for all shareholders.”

The cooperation agreement governs ValueAct Capital’s investment in Allison Transmission and includes an option for ValueAct Capital to have the company appoint Mr. Spivy to the company’s board of directors. This option may be exercised by ValueAct Capital until 60 days prior to Allison Transmission’s 2016 annual meeting of stockholders. The cooperation agreement also includes customary “standstill” provisions, by which ValueAct Capital has agreed that it will not submit any nominations for election to the board of directors or stockholder proposals and will vote in favor of the election of Allison Transmission’s board nominees.

The cooperation agreement is included as an exhibit to the Current Report on Form 8-K filed by the company today with the Securities and Exchange Commission.

About Allison Transmission

Allison Transmission (NYSE: ALSN) is the world’s largest manufacturer of fully automatic transmissions for medium- and heavy-duty commercial vehicles, and is a leader in hybrid-propulsion systems for city buses. Allison transmissions are used in a variety of applications including refuse, construction, fire, distribution, bus, motorhomes, defense and energy. Founded in 1915, the company is headquartered in Indianapolis, Indiana, USA and employs approximately 2,700 people worldwide. With a market presence in more than 80 countries, Allison has regional headquarters in the Netherlands, China and Brazil with manufacturing facilities in the U.S., Hungary and India. Allison also has approximately 1,400 independent distributor and dealer locations worldwide. For more information, visit allisontransmission.com.

Forward-Looking Statements

This press release contains forward-looking statements. All statements other than statements of historical fact contained in this press release are forward-looking statements, including all statements regarding future financial results. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expect,” “plans,” “project,” “anticipate,” “believe,” “estimate,” “predict,” “intend,” “forecast,” “could,” “potential,” “continue” or the negative of these terms or other similar terms or phrases. Forward-looking statements are not guarantees of future performance and involve known and unknown risks. Factors which may cause the actual results to differ materially from those anticipated at the time the forward-looking statements are made include, but are not limited to: risks related to our substantial indebtedness; our participation in markets that are competitive; the highly cyclical industries in which certain of our end users operate; the failure of markets outside North America to increase adoption of fully-automatic transmissions; the concentration of our net sales in our top five customers and the loss of any one of these; future reductions or changes in government subsidies for hybrid vehicles, U.S. defense spending; general economic and industry conditions; the discovery of defects in our products, resulting in delays in new model launches, recall campaigns and/or increased warranty costs and reduction in future sales or damage to our brand and reputation; our ability to prepare for, respond to and successfully achieve our objectives relating to technological and market developments and changing customer needs; risks associated with our international operations; labor strikes, work stoppages or similar labor disputes, which could significantly disrupt our operations or those of our principal customers; and other risks and uncertainties associated with our business described in our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Although we believe the expectations reflected in such forward-looking statements are based upon reasonable assumptions, we can give no assurance that the expectations will be attained or that any deviation will not be material. All information is as of the date of this press release, and we undertake no obligation to update any forward-looking statement to conform the statement to actual results or changes in expectations.

Contacts

Investor Relations

(317) 242-3078

ir@allisontransmission.com

Media Relations

(317) 242-5000

media@allisontransmission.com